     AMENDMENT NO. 3, dated as of August 1, 2000, to that certain Employment Agreement, dated as of September 1, 1994, between Acclaim Entertainment, Inc., a Delaware corporation (the "Corporation"), and GREGORY E. FISCHBACH (the "Executive"), an individual residing at 28 Cooper Road, Scarsdale, New York 10583 (as heretofore amended, the "Employment Agreement").

                              W I T N E S S E T H:

     WHEREAS, the Executive has been employed by the Corporation pursuant to the Employment Agreement and desires to continue in its employ, and the Corporation desires to continue to employ the Executive and to make certain changes to extend the Employment Period of the Employment Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     FIRST: The first sentence of Article FIRST of the Employment Agreement is hereby amended to be and to read in its entirety as follows:

          "The Corporation hereby employs the Executive as its Chief Executive Officer for the period commencing on September 1, 1994 and terminating on August 31, 2003, subject to earlier termination as provided in Articles THIRD and FOURTH hereof or upon the death of the Executive (the "Employment Period")."

     SECOND: The first sentence of Article FIFTH of the Employment Agreement is hereby amended to substitute "August 31, 2004" for "August 31, 2000" wherever the latter date appears in such sentence.

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     THIRD: The parties hereto hereby agree that all references in the
Employment Agreement to the "Employment Agreement" shall include this Amendment No. 3 to the Employment Agreement.

     FOURTH: Except as expressly amended hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect in accordance with the original terms thereof.

     FIFTH: All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, concerning the subject matter hereof, are merged into this Amendment No. 3 to the Employment Agreement and this Amendment No. 3 to the Employment Agreement and the Employment Agreement, as so amended, shall constitute the entire agreement among them with respect to the subject matter hereof. No waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

     SIXTH: This Amendment No. 3 to the Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to the Employment Agreement as of the day and year first above written.


                                        ACCLAIM ENTERTAINMENT, INC.




                                        By /s/ JAMES SCOROPOSKI
                                          --------------------------------
                                        Name:  JAMES SCOROPOSKI
                                        Title: Senior Executive Vice President



                                           /s/ GREGORY E. FISCHBACH
                                        ----------------------------------
                                               GREGORY E. FISCHBACH




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